SOUTHERN SECURITY LIFE INSURANCE COMPANY
                                755 Rinehart Road
                            Lake Mary, Florida 32746



                                 PROXY STATEMENT

                 INFORMATION CONCERNING SOLICITATION AND VOTING

General

The enclosed Proxy is solicited on behalf of the Board of Directors of Southern Security Life Insurance Company, a Florida corporation (the "Company") for use at its 2000 Annual Meeting of Stockholders (the "Annual Meeting") to be held on Thursday, October 4, 2001, beginning at 1:00 p.m., Mountain Daylight Time, or at any adjournments or postponements thereof. The purposes of the meeting are set forth herein and in the accompanying Notice of Annual Meeting of Stockholders. The Annual Meeting will be held at the Company's principal executive offices at 5300 South 360 West, Suite 250, Salt Lake City, Utah. This Proxy Statement and accompanying materials are being mailed on or about September 4, 2001. The Company's telephone number is (801) 264-1060.

Record Date; Outstanding Shares

Stockholders of record at the close of business on August 20, 2001 (the "Record Date") are entitled to notice of and to vote at the meeting. On the Record Date, 1,907,989 shares of the Company's common stock, $1.00 par value, were issued and outstanding. Stockholders holding the majority of the outstanding shares of common stock represented in person or by proxy, shall constitute a quorum for the transaction of business at the Annual Meeting. For information regarding holders of more than five percent of the outstanding common stock, see "Security Ownership of Certain Beneficial Owners and Management."

Revocability of Proxies

Stockholders may revoke any appointment of proxy given pursuant to this solicitation by delivering to the Company a written notice of revocation or a duly executed proxy bearing a later date or by attending the meeting and voting in person. An appointment of proxy is revoked upon the death or incapacity of the stockholder if the Secretary or other officer of the Company authorized to tabulate votes receives notice of such death or incapacity before the proxy exercises its authority under the appointment.

Voting and Solicitation

Each stockholder of record will be entitled to one vote for each share of common stock held on the Record Date on each proposed item that comes before the meeting. In the election of directors, each stockholder will be entitled to vote for eight nominees and the eight nominees with the greatest number of votes will be elected. Assuming a quorum is present, a plurality of votes cast by the shares entitled to vote in the election of directors will be required to elect each director.


The cost of this solicitation will be borne by the Company. The Company may reimburse expenses incurred by brokerage firms and other persons representing beneficial owners of shares for their reasonable expenses in forwarding soliciting materials to beneficial owners. Proxies may be solicited by certain of the Company's directors, officers and regular employees, without additional compensation, personally, by telephone or by telefax.

                    SOUTHERN SECURITY LIFE INSURANCE COMPANY

                                755 Rinehart Road
                            Lake Mary, Florida 32746


                                 August 31, 2001







Dear Stockholder:

On behalf of the Board of Directors, it is my pleasure to invite you to attend the Annual Meeting of Stockholders of Southern Security Life Insurance Company (the "Company") to be held on October 4, 2001, at 1:00 p.m., Mountain Daylight Time, at 5300 South 360 West, Suite 250, Salt Lake City, Utah.

The matters to be addressed at the meeting will include (1) to elect eight directors; (2) to ratify the appointment of Tanner + Co. as the Company's independent accountants for the fiscal year ending December 31, 2001; and (3) to report on the business activities of the Company and to answer any stockholder questions.

Your vote is very important. We hope you will take a few minutes to review the Proxy Statement and complete, sign, and return your Proxy Card in the envelope provided, even if you plan to attend the meeting. Please note that sending us your Proxy will not prevent you from voting in person at the meeting, should you wish to do so.

Thank you for your support of Southern Security Life Insurance Company. We look forward to seeing you at the Annual Stockholders Meeting.


                                  Sincerely yours,

                                  SOUTHERN SECURITY LIFE
                                  INSURANCE COMPANY


                                   George R. Quist,
                                   Chairman of the Board, President,
                                   and Chief Executive Officer

                    SOUTHERN SECURITY LIFE INSURANCE COMPANY

                               5300 South 360 West
                           Salt Lake City, Utah 84123




                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS


NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Southern Security Life Insurance Company (the "Company"), will be held on October 4, 2001, at 5300 South 360 West, Suite 250, Salt Lake City, Utah, at 1:00 p.m., Mountain Daylight Time, to consider and act upon the following:

1. To elect a Board of Directors consisting of eight directors to serve until the next Annual Meeting of Stockholders or until their successors are elected and qualified;

2. To ratify the appointment of Tanner + Co. as the Company's independent accountants for the fiscal year ending December 31, 2001; and

3. To transact such other business as may properly come before the meeting or any adjournment thereof.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

The Board of Directors has fixed the close of business on August 20, 2001, as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting.

STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING. A PROXY STATEMENT AND PROXY CARD ARE ENCLOSED HEREWITH. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE SIGN, DATE AND RETURN THE PROXY CARD IN THE ENCLOSED POSTAGE PAID ENVELOPE SO THAT YOUR SHARES MAY BE VOTED AT THE MEETING. THE GIVING OF A PROXY WILL NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IF YOU ATTEND THE MEETING.

                               By order of the Board of Directors,


                               William C. Sargent
                               Senior Vice President and Secretary




Salt Lake City, Utah, August 31, 2001

Deadline for Receipt of Stockholder Proposals

Stockholder proposals which are intended to be presented at the Company's 2002 Annual Meeting must be received by the Company no later than March 31, 2002, in order to be included in the proxy statement and form of proxy for that meeting.

                              ELECTION OF DIRECTORS

                                   PROPOSAL 1

Nominees

The Company's Bylaws do not limit the number of persons serving on the Company's Board of Directors, and it is contemplated that a board of eight directors will be elected at the Annual Meeting. The Board of Directors recommends that the stockholders vote "FOR" the election of the 8 director nominees listed below. Assuming a quorum is present, a plurality of votes cast by the shares entitled to vote in the election of directors will be required to elect each director. Unless otherwise instructed, the proxy holders will vote the proxies received by them for management's eight nominees named below, all of whom are presently directors of the Company.

In the event that any management nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the present Board of Directors to fill the vacancy. In the event that additional persons are nominated as directors, the proxy holders intend to vote all proxies received by them in such a manner as will ensure the election of as many of the nominees listed below as possible. It is not expected that any nominee will be unable or will decline to serve as a director. The term of office of each person elected as a director will continue until the next annual meeting of stockholders and until such person's successor has been elected and qualified. Officers are appointed by the Board of Directors and serve at the discretion of the board.

The name and certain information regarding each nominee is set forth below.

                             Director or
    Name               Age  Officer Since    Position with the Company

George R. Quist(1)     80   December 1998    Chairman of the Board, President
                                             and Chief Executive Officer
William C. Sargent     72   December 1998    Senior Vice President, Secretary
                                             and Director
Scott M. Quist(1)      47   December 1998    First Vice President, General
                                             Counsel, Treasurer and Director
Charles L. Crittenden  81   December 1998    Director
Robert G. Hunter, M.D. 41   December 1998    Director
H. Craig Moody         47   December 1998    Director
G. Robert Quist(1)     49   March    1999    Director
Norman G. Wilbur       62   December 1998    Director
---------------------
   (1) George Quist is the father of Scott M. Quist and G. Robert Quist.

The following biographical information is furnished with respect to each of the 8 nominees:

George R. Quist has been Chairman of the Board of Directors, President and Chief Executive Officer of the Company since December 1998. Mr. Quist has also served as Chairman of the Board, President and Chief Executive Officer of Security National Financial Corporation since October 1979. From 1946 to 1960, he was an agent, District Manager and Associate General Agent for various insurance companies. From 1960 to 1964, he was Executive Vice President and Treasurer of Pacific Guardian Life Insurance Company. Mr. Quist served from 1981 to 1982 as the President of The National Association of Life Companies, a trade association of 642 life insurance companies, and from 1982 to 1983 as its Chairman of the Board. Mr. Quist also served as a director of the National Alliance of Life Companies, an industry trade association, from 1992 to 1996.

William C. Sargent has been Senior Vice President, Secretary and a director of the Company since December 1998. Mr. Sargent has also served as Senior Vice President and a director of Security National Financial Corporation since 1980 and as its Secretary since 1993. Prior to that time, he was employed by Security National Life Insurance Company as a salesman and agency superintendent.

Scott M. Quist has been First Vice President, General Counsel, Treasurer and a director since December 1998. Mr Quist has also served as First Vice President of Security National Financial Corporation since 1990, its General Counsel since 1992, its Treasurer since 1993, and a director since 1986. From 1980 to 1982, Mr. Quist was a tax specialist with Peat, Marwick, Mitchell, & Co., in Dallas, Texas. From 1986 to 1991 he served as a director of The National Association of Life Companies, a trade association of 642 insurance companies and its Treasurer until its merger with the American Council of Life Companies in 1991. Mr. Quist is a past member of the Board of Governors of the Forum 500 Section (representing small companies) of the American Council of Life Insurance. Mr. Quist is a past President of the Utah Life Convention and past General Counsel of the Utah Funeral Directors' Association. Mr. Quist has also been a director since November 1993 of Key Bank of Utah, and is currently a director and past president of the National Alliance of Life Companies, an industry trade association of over 200 life companies.

Charles L. Crittenden has been a director of the Company since December 1998. Mr. Crittenden is also a director of Security National Financial Corporation and has served in this position since October 1979. Mr. Crittenden has been sole owner Crittenden Paint & Glass Company since 1958. He is also an owner of Crittenden Enterprises, a real estate development company, and Chairman of the Board of Linco, Inc.

Robert G. Hunter M.D., has been a director of the Company since December 1998. Dr. Hunter is also a director of Security National Financial Corporation and has served in this position since October 1998. Dr. Hunter is currently a practicing physician in private practice. Dr. Hunter created the State Wide E.N.T. Organization (Rocky Mountain E.N.T., Inc.) where he is currently a member of the Executive Committee. He is Chairman of Surgery at Cottonwood Hospital, a delegate to the Utah Medical Association, a delegate representing Utah to the American Medical Association, and a member of several medical advisory boards.

H. Craig Moody has been a director of the Company since December 1998. Mr. Moody is also a director of Security National Financial Corporation and has served in this position since September 1995. Mr. Moody is owner of Moody & Associates, a political consulting and real estate company. He is a former Speaker and Majority Leader of the House of Representatives of the State of Utah.

G. Robert Quist has been a director of the Company since March, 1999. Mr. Quist is also Vice President and Facility Manager of Security National Financial Corporation and has served in this position since 1985. Mr. Quist has served as a director and as the Secretary and Treasurer of the Utah Cemetery Association. Mr. Quist has also served as President of Big Willow Water Company since 1987.

Norman G. Wilbur has been a director of the Company since December 1998. Mr. Wilbur is also a director of Security National Financial Corporation and has served in this position since October 1998. Mr. Wilbur worked for the regional offices of J.C. Penney Co., Inc., in budgeting and analysis. His positions with J.C. Penny Co., Inc., included Manager of Planning and Reporting. After 36 years with J.C. Penney's Mr. Wilbur took an option of an early retirement in 1997. He is a past board member of a homeless organization in Plano, Texas.

Executive Officers

The following table sets forth certain information with respect to the executive
officers  of  the  Company  (the  business   biographies  for  the  first  three
individuals are set forth above):

     Name             Age                       Title
George R. Quist(1)    80     Chairman of the Board, President and Chief
                             Executive Officer
Scott M. Quist(1)     47     First Vice President, General Counsel and
                             Treasurer
William C. Sargent    72     Senior Vice President and Secretary

   (1) George R. Quist is the father of Scott M. Quist.

The Board of Directors of the Company has a written procedure that requires disclosure to the board of any material interest or any affiliation on the part of any of its officers, directors or employees, which is in conflict or may be in conflict with the interests of the Company.

No director, officer of 5% stockholder of the Company or its subsidiaries, or any affiliate thereof has had any transactions with the Company or its subsidiaries during 2000 or 1999.

Each of the directors are board members of Security National Financial Corporation (the ultimate parent of the Company), with the exception of G. Robert Quist, which has a class of equity securities registered under the Securities Exchange Act of 1934, as amended. In addition, Scott M. Quist is a regional director of Key Bank of Utah. All directors of the Company hold office until the next annual meeting of stockholders, until their successors have been elected and qualified, or until their earlier resignation or removal.

Board Meetings and Committees

The Board of Directors of the Company held a total of five meetings during 2000. During 2000, the Board of Directors had an Audit Committee, Compensation
Committee, and an Executive Committee. The Board does not have a Nominating Committee.

The Audit Committee is responsible for reviewing the services performed by the Company's independent public accountants and internal audit department and evaluating the Company's accounting practices and procedures and its system of internal accounting controls. The Audit Committee consists of Messrs. Charles L. Crittenden, H. Craig Moody and Norman G. Wilbur. During 2000, the Audit Committee met on two occasions.

The Compensation Committee is responsible for recommending to the Board of Directors for approval the annual compensation of each executive officer of the Company and the executive officers of the Company's subsidiaries, advising management with respect to compensation levels for key employees, developing policy in the areas of compensation and fringe benefits, and creating employee compensation plans. The Compensation Committee consists of Messrs. Charles L. Crittenden, Norman G.Wilbur, and George R. Quist.

The Executive Committee reviews Company policy, major investment activities and other pertinent transactions of the Company. The Executive Committee consists of Messrs. George R. Quist, Scott M. Quist, William C. Sargent, and H. Craig Moody. During 2000, the Executive Committee met on two occasions.

During 2000, no director attended fewer than 75% of the total number of meetings of the Board of Directors or the total number of meetings held by all committees of the Board of Directors on which he served.

Perquisites

The Company's Bylaws provide that the Board of Directors shall consist of not less than eight nor more than 12 members. The term of office of each director is for a period of one year or until the election and qualification of his successor. A director is not required to be a resident of the state of Florida.

The size of the Board of Directors of the Company for the coming year is eight members. Unless authority is withheld by your Proxy, it is intended that the common stock represented by your Proxy will be voted for the respective nominees listed below. If any nominee should not serve for any reason, the Proxy will be voted for such person as shall be designated by the Board of Directors to replace such nominee. The Board of Directors has no reason to expect that any nominee will be unable to serve. There is no arrangement between any of the nominees and any other person or persons pursuant to which he was or is to be selected as a director. There is no family relationship between or among any of the nominees except that Scott M. Quist and G. Robert Quist are sons of George
R. Quist.

Pursuant to the Nasdaq corporate governance requirements recently made applicable to Nasdaq SmallCap Market companies, the Company must have (i) a minimum of two independent directors; (ii) an audit committee with a majority of independent directors; and (iii) an annual stockholders meeting. The Company has and can presently satisfy each of these requirements. Messrs. Crittenden, Hunter, Moody, and Wilbur qualify as independent directors.

Board Compensation

During 1998, the directors of the Company received a director's fee of $6,600 per year for serving as directors. Directors of the Company also received the sum of $275 for each committee meeting attended, if such committee meeting was not in conjunction with a meeting of the Board of Directors held at the same time and place. During 1999, the directors received no form of compensation from the Company for their services as a director. However, the directors of the Company, except for G. Robert Quist, are also directors of Security National Financial ("SNFC"), the ultimate parent company of the Company, and are paid a director's fee by SNFC for their services as a director of SNFC and its subsidiaries, including serving as a director of the Company.

Executive Compensation

     (a) Summary Compensation. The following summary compensation table is provided with respect to the Company's President and Chief Executive Officer and all other executive officers of the Company at December 31, 2000, whose total annual salary and bonus exceed $100,000:

                           Summary Compensation Table

                              Annual Compensation                         Long-Term  Compensation
                       ----------------------------------------     ------------------------------------------
                                                                       Awards                     Payouts
                                                                    ------------          ------------------------
                                                           Other
                                                          Annual  Restricted   Securities       Long-Term  All Other
                                                          Compen-    Stock     Underlying       Incentive  Compensa-
Name and Principal Position   Year  Salary($) Bonus($)   sation($)  Awards($)  Options/SARs(#)  Payout($)   tion($)
---------------------------   ----  --------- --------   ---------  ---------  ----------------  --------   -------
President and Chief
Executive Officer
George R. Quist(1)            2000    $0        $0           $0        $0          N/A             N/A        N/A
George R. Quist(1)            1999    $0        $0           $0        $0          N/A             N/A        N/A
George R. Quist(1)            1998    $0        $0           $0        $0          N/A             N/A        N/A


     (1) Effective January 1, 1999, the Company entered into an Administrative Services Agreement with its ultimate parent Security National Financial Corporation (Security National). Under the terms of the Administrative Services Agreement, all of the Company's employees became employees of Security National. Administrative functions previously performed by the Company are now being furnished to the Company under this Agreement. The Company pays to Security National $250,000 per month or $3,000,000 per year for the Administrative services.

Perquisites

     (b) Perquisites. Executive officers of the Company who are employees of the Company are covered under a group life, group disability, and hospitalization plan that does not discriminate in favor of officers and that is generally available to all salaried employees. The Company does not have a pension, retirement or other deferred compensation plan, or any other similar arrangement.

     (c) Director's fees and other fees. Directors of the Company prior to December 17, 1998 received a director's fee of $6,600 per year for serving as director of the Company. Each director of the Company also received the sum of $275 for each committee meeting attended, if such committee meeting is not in conjunction with a meeting of the Company's Board of Directors held at the same time and place. New directors elected in December 1998 did not receive any compensation in 1998, 1999, or 2000.

     (d) Compensation committee interlocks and insider participation. The Executive Committee of the Company's Board of Directors makes recommendation to the Board of Directors concerning the compensation of the Company's executive officers. Subsequently, the Board of Directors makes all final decisions concerning such compensation.

     (e) Employee contracts. As part of the acquisition by Security National Financial Corporation ("SNFC") on December 17, 1998 of SSLIC Holding Company (formerly Consolidare Enterprises, Inc.), SNFC caused the Company to pay $1,050,000 to George Pihakis, President and Chief Executive Officer of the Company prior to closing, as a lump sum settlement of the executive compensation agreement between the Company and Mr. Pihakis.

Administrative Services Agreement

Effective December 17, 1998, the Company entered into an Administrative Services Agreement with SNFC. Under the terms of the agreement, SNFC has agreed to provide the Company with certain defined administrative and financial services, including accounting services, financial reports and statements, actuarial, policyholder services, underwriting, data processing, legal, building management, marketing advisory services and investment services. In consideration for the services to be provided by SNFC, the Company will pay SNFC an administrative services fee of $250,000 per month, provided, however, that such fee shall be reduced to zero for so long as the capital and surplus of the Company is less than or equal to $6,000,000, unless the Company and SNFC otherwise agree in writing and such agreement is approved by the Florida Department of Insurance.

Report of the Audit Committee

The Company has an Audit Committee consisting of three non-management directors, Charles L. Crittenden, H. Craig Moody, and Norman G. Wilbur. Each member of the Audit Committee is considered independent and qualified in accordance with applicable independent director and audit committee listing standards.

The Company's Board of Directors has adopted a written charter for the Audit Committee and included such charter as an appendix to this Proxy Statement.

During the year 2000, the Audit Committee met two times. The Audit Committee has met with management and discussed the Company's internal controls, the quality of the Company's financial reporting, the results of internal and external audit examinations, and the audited financial statements. In addition, the Audit Committee has met with the Company's independent auditors, Tanner + Co., and discussed all matters required to be discussed by the auditors with the Audit Committee under Statement on Auditing Standards No. 61 (communication with audit committees). The Audit Committee received and discussed with the auditors their annual written report on their independence from the Company and its management, which is made under Independence Standards Board Standard No. 1 (independence discussions with audit committees), and considered with the auditors whether the provision of financial information systems design and implementation and other non-audit services provided by them to the Company during 2000 was compatible with the auditors' independence.

In performing these functions, the Audit Committee acts only in an oversight capacity. In its oversight role, the Audit Committee relies on the work and assurances of the Company's management, which is responsible for the integrity of the Company's internal controls and its financial statements and reports, and the Company's independent auditors, who are responsible for performing an independent audit of the Company's financial statements in accordance with general accepted auditing standards and for issuing a report on these financial statements.

Pursuant to the reviews and discussions described above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 2000, for filing with the Securities and Exchange Commission.

Certain Relationships and Related Transactions

Insuradyne Corporation, a wholly-owned subsidiary of Security National Financial Corporation, serves as general agent for the Company, pursuant to a general agency agreement, which is terminable by either party with 30 days notice. In such capacity, Insuradyne receives a commission on the first year commissionable premium on certain of the Company's policies as well as a small renewal commission on certain other policies. In accordance with the Florida Insurance Code, a copy of the Company's General Agency Agreement with Insuradyne Corporation was filed with and approved by the Florida Department of Insurance. Management of the Company believes that the terms of its General Agency Agreement with Insuradyne are as favorable to the Company as terms which could be obtained from independent third parties. During 2000 and 1999, gross commissions in the amount of $180,941 and $175,409, respectively, were earned by Insuradyne Corporation. At December 31, 2000, the Company owes $65,103 to Insuradyne as a result of commissions earned by Insuradyne but for which Insuradyne has not yet requested payment.

The Company continues to be indebted to its parent, SNFC, in the amount of $1,000,000, pursuant to a promissory note dated December 1988, which bears interest at the annual rate of interest equal to the prime rate (as hereinafter defined) plus 2%, with such interest rate not to be less than 9% nor in excess of 11%. For purposes of this promissory note, prime rate is defined to mean the prime rate as announced by Compass Bank, Birmingham, Alabama, from time to time, as its prime rate (which interest rate is only a bench mark, is purely discretionary and is not necessarily the best or lowest rate charged borrowing customers). This promissory note is due on demand and is payable out of capital surplus in excess of $1,900,000, pursuant to Florida Statutes Section 628.401
(1990). Interest and principal can only be repaid upon the express written approval of the Florida Department of Insurance.

The Company entered into an Administrative Services Agreement dated December 17, 1998, with SNFC. Under the terms of the agreement, SNFC has agreed to provide the Company with certain defined administrative and financial services, underwriting, data processing, legal, building management, marketing advisory services and investment services. In consideration for the services to be provided by SNFC, the Company shall pay SNFC an administrative services fee of $250,000 per month, which may be increased, beginning on January 1, 2001, to reflect increases in Consumer Price Index, over the index amount as of January 1, 2000.

The Administrative Services Agreement shall remain in effect for an initial term expiring on December 16, 2003. However, the term of the agreement may be automatically extended for an additional one-year term unless either the Company or SNFC shall deliver a written notice on or before September 30 of any year stating to the other its desire not to extend the term of the agreement. SSLIC Holding Company, a wholly owned subsidiary of Security National Life Insurance Company, owns 75% of the outstanding shares of common stock of the Company. Security National Life Insurance Company is a wholly owned subsidiary of SNFC. In addition, George R. Quist, the Company's President and Chef Executive Officer is the President and Chief Executive Officer of SNFC; Scott M. Quist, the Company's First Vice President, General Counsel and Treasurer is the First Vice President, General Counsel and Treasurer of SNFC; and William C. Sargent, the Company's Senior Vice President and Secretary is the Senior Vice President and Secretary of SNFC. Finally, the directors of the Company also serve as the directors of SNFC.

On December 28, 1998, the Company entered into a Loan Funding and Fee Agreement and Agency Agreement (the "Agreement") with Security National Mortgage Company ("SNMC"), a subsidiary of SNFC. Under the terms of the Agreement SNMC assigns their interest in residential mortgage loans that have been pre-sold to third party investors to the Company. The Company purchases these loans and holds them as short-term investments until it receives the proceeds from the third-party investors. The Company receives fee income from SNMC based upon how long the loans were outstanding. At December 31, 2000 and 1999 the Company had outstanding loan purchases of $7,814,813 and $8,595,093, respectively. Included in investment income is $732,691 and $457,861 for the years ended December 31, 2000 and 1999, respectively.

The Company received for the years ended December 31, 2000 and 1999, $182,248 and $219,684, respectively as rental income from SNFC for a lease of office space in the Company's building under the terms of the Administrative Services Agreement.

The Company received for the year ended December 31, 2000 and 1999, $123,393 and $230,639, respectively in interest income from SNFC for short-term loans of which none were outstanding as of December 31, 2000.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information with respect to beneficial ownership of the Company's Common Stock as of August 31, 2000 for (i) each executive officer of the Company, (ii) each director, (iii) each person known to the Company to be the beneficial owner of more than 5% of the outstanding shares, and (iv) all directors and officers as a group.

                                                                     Percent of
       Name and Address(1)                        Number of Shares   Ownership

 SSLIC Holding Company(2)(3)                         1,095,496        57.4%
 Security National Life Insurance Company(2)(3)        334,230        17.5%
 George R. Quist(3)                                          0           *
 William C. Sargent(3)                                       0           *
 Scott M. Quist(3)                                           0           *
 Charles L. Crittenden(3)                                    0           *
 H. Craig Moody(3)                                           0           *
 Robert G. Hunter, M.D.(3)                                   0           *
 Norman G. Wilbur(3)                                         0           *
 G. Robert Quist                                             0           *
 All executive officers and directors
 as a group (8 persons)(3)                           1,429,726        74.9%
 -----------------------------
       *Represents less than 1% of the outstanding shares of common stock.

     (1) The address for SSLIC Holding Company ("SSLIC") is 5300 South 360 West, Suite 200, Salt Lake City, Utah 84123. The address for George Quist is 4491 Wander Lane, Salt Lake City, Utah 84117. The address for Mr. Sargent is 4974 Holladay Blvd., Salt Lake City, Utah 84117. The address for Scott Quist is 7 Wanderwood Way, Sandy, Utah 84092. The address for Mr. Crittenden is 2334 Filmore Avenue, Ogden, Utah 84401. The address for Mr. Moody is 1782 East Faunsdale Drive, Sandy, Utah 84092. The address for Mr. Wilbur is 2520 Horseman Drive, Plano, Texas 75025. The address for Dr. Hunter is 2 Ravenwood Lane, Sandy, Utah 84092. The address for Robert Quist is 2678 South Cave Hollow Way, Bountiful, Utah 84010.

     (2) SSLIC is a wholly owned subsidiary of Security National Life Insurance Company ("Security National Life").

     (3) Each of the directors of the Company, except for G. Robert Quist, are directors of SSLIC and Security National Life, and accordingly, exercise shared voting and investment power with respect to the shares of the Company's common stock beneficially owned by SSLIC and Security National Life, respectively.

          RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

                                   PROPOSAL 2

The Company retained Tanner + Co. as its independent auditors and replaced Ernst & Young LLP effective December 1, 1999. The Company retained Ernst & Young LLP as its independent auditors and replaced KPMG Peat Marwick LLP effective February 21, 1999. No report of KPMG Peat Marwick LLP or Ernst & Young LLP on the financial statements of the Company for either of the past two years contained an adverse opinion, or disclaimer of opinion, or was qualified or modified as to uncertainty, audit scope, or accounting principles. Since the engagement of KPMG Peat Marwick LLP and Ernst & Young, LLP for the Company's two most recent fiscal years and through the date of replacement, there were no disagreements between the Company and KPMG Peat Marwick LLP and Ernst and Young, LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure.

                AUDIT FEES, FINANCIAL INFORMATION SYSTEMS DESIGN
                   AND IMPLEMENTATION FEES AND ALL OTHER FEES


Fees for the year 2000 annual audit and related quarterly reviews were approximately $62,000, and all other fees were approximately $-0-.

                             ADDITIONAL INFORMATION

The Company will provide without charge to any person from whom a Proxy is solicited by the Board of Directors, upon the written request of such person, a copy of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2000, excluding certain exhibits thereto, as filed with the Securities and Exchange Commission. Written requests for such information should be directed to William C. Sargent, Senior Vice President and Secretary, Southern Security Life Insurance Company, 755 Rinehart Road, Lake Mary, Florida 32746.

                                  OTHER MATTERS

As of the date of this Proxy Statement, the Company knows of no business that will be presented for consideration at the Annual Meeting other than the items referred to above. However, if any other matters are properly brought before the meeting, it is the intention of the persons named as proxies in the accompanying Proxy to vote the shares they represent on such business in accordance with their best judgment. In order to assure the presence of the necessary quorum and to vote on the matters to come before the Annual Meeting, please indicate your choices on the enclosed Proxy and date, sign and return it promptly in the postage pre-paid envelope provided. The signing and delivery of a Proxy by no means prevents you from attending the Annual Meeting.


                               By order of the Board of Directors,


                               William C. Sargent
                               Senior Vice President
                               and Corporate Secretary


August 31, 2001

            PROXY - SOUTHERN SECURITY LIFE INSURANCE COMPANY - PROXY
                THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
                                  COMMON STOCK

The undersigned Common Stockholder of Southern Security Life Insurance Company (the "Company") acknowledges receipt of the Notice of Annual Meeting of the Stockholders to be held on October 4, 2001, at 5300 South 360 West, Salt Lake City, Utah, at 1:00 p.m. Mountain Daylight Time, and hereby appoints Messrs. George R. Quist, Scott M. Quist and William C. Sargent, or any of them, each with full power of substitution, as attorneys and proxies to vote all the shares of the undersigned at said Annual Meeting of Stockholders and at all adjournments or postponements thereof, hereby ratify and confirm all that said attorneys and proxies may do or cause to be done by virtue hereof. The above-named attorneys and proxies are instructed to vote all of the undersigned's shares as follows:

     1. To elect eight directors to be voted upon by the common stockholders together:

                [ ] FOR all nominees listed below (except as marked to the contrary below)
                [ ] WITHHOLD AUTHORITY to vote for all nominees listed below.

(INSTRUCTION: to withhold authority to vote for any individual nominee, strike a line through that nominee's name in the list below.)

           Charles L. Crittenden, Robert G. Hunter, M.D., H. Craig Moody, George R. Quist, G. Robert Quist, Scott M. Quist,
           William C. Sargent and Norman G. Wilbur

                [  ]  FOR                 [ ]  AGAINST

     2. To ratify the appointment of Tanner + Co. as the Company's independent accountants for the fiscal year ending December 31, 2001;

                [  ]  FOR                  [ ]  AGAINST

     3. To transact such other business as may properly come before the meeting or any adjournment thereof.


THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE NOMINEES LISTED IN PROPOSAL 1 AND FOR PROPOSAL 2.

Dated                           , 2001

------------------------------------------------------------------------
Signature of Stockholder

------------------------------------------------------------------------
Signature of Stockholder

Please sign your name exactly as it appears on your share certificate. If shares are held jointly, each holder should sign. Executors, trustees, and other fiduciaries should so indicate when signing. Please sign, date, and return this Proxy Card immediately.

NOTE: Securities dealers or other representatives please state the number of shares voted by this Proxy.

                                                                     ANNEX A

                                     CHARTER
                                     OF THE
                                 AUDIT COMMITTEE
                                     OF THE
                               BOARD OF DIRECTORS

                    SOUTHERN SECURITY LIFE INSURANCE COMPANY

                              Adopted June 13, 2000


I.       Purpose

          The Purpose of the Audit Committee (the "Committee") of the Board of Directors (the "Board") of Southern Security Life Insurance Company (the "Company") is to assist the Board in fulfilling its statutory and fiduciary oversight responsibilities relating to the Company's financial accounting, reporting and controls. The Committee's principal functions are to:

     (a) Monitor the periodic reviews of the adequacy of the accounting and financial reporting processes and systems of internal control that are conducted by the Company's independent auditors, and the Company's financial and senior management.

     (b) Review and evaluate the independence and performance of the Company's independent auditors.

     (c) Facilitate communication among the Company's independent auditors, the Company's financial and senior management, and the Board.

     (d) Exercise an active oversight role with respect to the internal audit function.

          The Committee will fulfill these functions primarily by carrying out the activities enumerated in Part IV of this charter. In order to serve these functions, the Committee shall have unrestricted access to Company personnel and documents, and shall have authority to direct and supervise an investigation into any matters within the scope of its duties, including the power to retain outside counsel in connection with any such investigation.

          While the Audit Committee has the responsibilities and powers set forth in this charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the Company's independent auditors. Nor is it the duty of the Committee to conduct investigations, to resolve disagreements, if any, between management and its independent auditors or to assure compliance with laws and regulations and the Company's policies and procedures.

II.      Membership

          All members of the Committee will be appointed by, and shall serve at the discretion of, the Board. Unless a Chair is elected by the full Board, the members of the Committee may designate a Chair by majority vote of the Committee membership.

          As of the date this charter is adopted and until June 13, 2001, the Committee shall consist of at least two members of the Board. At least a majority of the members shall be persons who are not officers or employees of the Company or any subsidiary and who do not have any other relationship which, in the opinion of the Board of Directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. As of June 14, 2001, the Committee shall consist of three or more members of the Board, with the exact number being determined by the Board. Each member of the Committee shall be 'independent' as defined by the rules of The Nasdaq Stock Market, as they may be amended from time to time (the "Rules"), except as otherwise permitted by such Rules. Each member of the Committee shall have the ability to read and understand fundamental financial statements (or become able to do so within a reasonable time after joining the Committee) and at least one member shall have prior experience in accounting, financial management or financial oversight, as required by the Rules.

III.     Meetings

          Meetings of the Committee shall be held from time to time as determined by the Board. The Committee should periodically meet with the independent auditors out of the presence of management about internal controls, the fullness and accuracy of the Company's financial statements and any other matters that the Committee or these groups believe should be discussed privately with the Committee. The Committee members, or the Chair of the Committee on behalf of all of the Committee members, should communicate with management and the independent auditors on a quarterly basis in connection with their review of the Company's financial statements.

IV.      Responsibilities and Duties - Independent Auditors

          The following shall be the principal recurring processes of the Committee in carrying out its oversight responsibilities. These processes are set forth as a guide with the understanding that the Committee may supplement them as appropriate and may establish policies and procedures from time to time that it deems necessary or advisable in fulfilling its responsibilities.

     1. Review the Company's quarterly and annual financial statements, including any report or opinion by the independent auditors.

     2. In connection with the Committee's review of the annual financial statement:

          (a)  Discuss  with  the   independent   auditors  and  management  the
               financial statements and the results of the independent auditors' audit of the financial statements.

          (b) Discuss any items required to be communicated by the independent auditors in accordance with SAS 61, as amended. These discussions should include the independent auditors' judgments about the quality and appropriateness of the Company's accounting principles, the reasonableness of significant judgments, the clarity of the disclosures in the Company's financial statements and any significant difficulties encountered during the course of the audit, including any restrictions on the scope of work or access to required information.

     3. In connection with the Committee's review of the quarterly financial statements:

          (a) Discuss with the independent auditors and management the results of the independent auditors' SAS 71 review of the quarterly financial statements.

          (b) Discuss significant issues, events and transactions and any significant changes regarding accounting principles, practices, judgments or estimates with management and the independent auditors, including any significant disagreements among management and the independent auditors.

     4. Discuss any comments or recommendations of the independent auditors outlined in their annual management letter. Approve a schedule for implementing any recommended changes and monitor compliance with the schedule.

     5. Discuss with the independent auditors and management the periodic reviews of the adequacy of the Company's accounting and financial reporting processes and systems of internal control, including the adequacy of the systems of reporting to the audit committee by each group.

     6. Periodically consult with the independent auditors out of the presence of management about internal controls, the fullness and accuracy of the Company's financial statements and any other matters that the Company or these groups believe should be discussed privately with the Committee.

     7. Review the independence and performance of the independent auditors. Recommend to the Board of Directors the appointment or discharge of the independent auditors.

     8. Communicate with the Company's independent auditors about the Company's expectations regarding its relationship with the auditors, including the following: (i) the independent auditors' ultimate accountability to the Board and the Committee, as representatives of the Company's shareholders; and (ii) the ultimate authority and responsibility of the Board and the Committee to select, evaluate and, where appropriate, replace the independent auditors.

     9. Review and approve processes and procedures to ensure the continuing independence of the Company's independent auditors. These processes shall include obtaining and reviewing, on an annual basis, a letter from the independent auditors describing all relationships between the independent auditors and the Company required to be disclosed by Independence Standards Board Standard No. 1, reviewing the nature and scope of such relationships and discontinuing any relationships that the Committee believes could compromise the independence of the auditors.

     10.  Review the independent auditor's audit plan.

     11. Approve the fees and other significant compensation to be paid to the independent auditors.

V.       Responsibilities and Duties - Internal Audit

     1. The audit committee meets with the Controller and senior management to review the audit plan and help ensure the effectiveness of overall controls.

     2. The audit committee receives briefing on internal audit activities, including significant conditions and weaknesses.

     3. Periodically consult with the Controller out of the presence of management about internal controls.

VI.      Other Matters

     1. Periodically review the status of any legal matters that could have a significant impact on the Company's financial statements.

     2. Annually prepare a report to the Company's stockholders for inclusion in the Company's annual proxy statement as required by the rules and regulations of the Securities and Exchange Commission, as they may be amended from time to time.

     3.   Maintain minutes of meetings and  periodically  report to the Board of
          Directors  on   significant   matters   related  to  the   Committee's
          responsibilities.

     4. Review and reassess the adequacy of the Committee's charter at least annually, Submit the charter to the Company's Board of Directors for review and include a copy of the charter as an appendix to the Company's proxy statement as required by the rules and regulations of the Securities and Exchange Commission, as they may be amended from time to time (currently, once every three years).

     5. Perform any other activities by applicable law, rules or regulations, including the rules of the Securities and Exchange Commission and any stock exchange or market on which the Company's Common Stock is listed, and perform other activities that are consistent with this charter, the Company's Bylaws and governing laws, as the Committee or the Board deems necessary or appropriate.

VII.     Minutes

          The Committee will maintain written minutes of its meetings, which will be filed within the Company's minute books along with the minutes of the meetings of the Board. The Committee also will issue reports as required to comply with the SEC proxy rules and other applicable laws and regulations.